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                                                                    EXHIBIT 10.2

                                 SONOSITE, INC.

                   1998 Nonofficer Employee Stock Option Plan
                 (as amended and restated on September 6, 2001)

1.   Purpose

     The purpose of the Plan is to enhance the long-term shareholder value of the Corporation by offering opportunities to selected employees to participate in the Corporation's growth and success, and to encourage them to remain in the service of the Corporation and its subsidiaries and to acquire and maintain stock ownership in the Corporation.

2.   Definitions

     The following terms have the corresponding meanings for purposes of the
Plan:

     "Change in Control" means

     (a) a "Board Change." For purposes of the Plan, a Board Change shall have occurred if a majority of the seats (other than vacant seats) on the Corporation's Board of Directors (the "Board") were to be occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Corporation then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined in Section 2(b)) other than the Board; or

     (b) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a "Person") of "Beneficial Ownership" (within the meaning of Rule 13d3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of common stock (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"), in the case of either (A) or (B) of this clause
(i), which acquisition is not approved in advance by a majority of the Incumbent Directors or (ii) 33% or more of either (A) the Outstanding Corporation Common Stock or (B) the Outstanding Corporation Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of the following subsection (c) are satisfied; or

     (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

     (d) Approval by the shareholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

     "Committee" means the Committee provided for in Section 5, which shall administer the Plan.

     "Common Stock" means common stock, par value $0.01 per share, of the Corporation.

     "Corporation" means SonoSite, Inc., a Washington corporation.

     "Designated Beneficiary" means any person designated in writing by a Participant as a legal recipient of payments due under an award in the event of the Participant's death, or in the absence of such designation, the Participant's estate. Such designation must be on file with the Corporation in order to be effective but, unless the Participant has made an irrevocable designation, may be changed from time to time by the Participant.

     "Disability," unless otherwise defined by the Committee, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Corporation, to perform his or her duties for the Corporation or its subsidiaries and to be engaged in any substantial gainful activity.

     "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

     "Fair Market Value" of the Common Stock as of any trading day means the average (rounded to the next highest cent in the case of fractions of a cent) of the high and low sales prices of the Common Stock as reported on such trading day by the Nasdaq National Market. If no sales price is reported for the Common Stock on such trading day, then "Fair Market Value" shall mean the highest bid price reported for the Common Stock on such trading day by the National Quotation Bureau Incorporated or any similar nationally recognized organization. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value. The Committee, in its sole discretion, shall make all determinations required by this definition.

     "Participant" means a person who has received an award under the Plan.

     "Plan" means this SonoSite, Inc. 1998 Nonofficer Employee Stock Option
Plan.

     "Retirement" means retirement as of the Participant's normal retirement date under the Corporation's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Committee from time to time for purposes of the Plan.

     "Withholding Tax" means any tax, including any federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to the transfer of shares of Common Stock as a result of the exercise of an option.

3.   Stock Subject to the Plan

     There are reserved for issuance upon the exercise of options under the Plan 1,500,000 shares of Common Stock. Such shares may be authorized and unissued shares of Common Stock or shares now held or subsequently acquired by the Corporation. If any option granted under the Plan shall expire or terminate for any reason (including, without limitation, by reason of its surrender, pursuant to the provisions of the third paragraph of Section 7(b) or otherwise, or cancellation, in whole or in part, pursuant to the provisions of Section 7(c) or otherwise, or the substitution in place thereof of a new option) without having been exercised in full, the shares subject thereto shall again be available for the purposes of issuance under the Plan.

4.   Administration

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each such grant. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion may deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations of the matters referred to in this Section 4 shall be conclusive.

     To the extent consistent with applicable law, the Board may authorize a senior executive officer of the Corporation to grant options under the Plan, within the limits specifically prescribed by the Board.

5.   The Committee

     The Board shall designate a Committee of members of the Board. Currently, the Committee shall consist solely of two or more members of the Board. The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly
                                       -4-
called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

6.   Eligibility

     The Committee may grant options only to employees of the Corporation and of its present and future subsidiary corporations ("subsidiaries") who are not "executive officers," within the meaning prescribed by Rule 16a-1(f) promulgated under the Exchange Act, or directors of the Corporation. Any person eligible under the Plan may receive one or more grants of options as the Committee shall from time to time determine, and such determinations may be different as to different Participants and may vary as to different grants.

7.   Option Grants

     (a) The Committee is authorized under the Plan, in its discretion, to issue options as "nonqualified stock options" that are not intended to qualify as "incentive stock options" under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code") and the options shall be designated as nonqualified stock options in the applicable option agreement. Unless approved by the holders of a majority of the shares of the Corporation present in person or by proxy and entitled to vote thereon at a duly convened meeting of shareholders, the Committee shall not (a) grant any options under the terms of the Plan with a purchase price that is less than 100% of the Fair Market Value of the Common Stock on the date of grant or (b) reduce the purchase price of any option outstanding or to be granted in the future under the terms of the Plan; any amendment or repeal of the provisions of this sentence requires the affirmative vote of the holders of a majority of shares of the Corporation present at a duly convened shareholders' meeting in person or by proxy and entitled to vote thereon. Notwithstanding the previous sentence, any option may provide that the purchase price be equal to the average Fair Market Value of the Common Stock over any continuous period of trading days beginning and ending no more than 30 business days before or after the date such option is granted.

     (b) The Committee shall be authorized in its discretion to prescribe in the option grant the installments, if any, in which an option granted under the Plan shall become exercisable, provided that no option shall be exercisable prior to the six months prior to the date of grant thereof except as provided in Sections 7(c), (d), (g), (h) and (i) or except as the Committee otherwise determines. In no case may an option be exercised as to less than 50 shares at any one time (or the remaining shares covered by the option if less than 50) during the term of the option. The Committee shall also be authorized to establish the manner of the exercise of an option. The term of each option shall be not more than 10 years from the date of grant thereof.

     In general, upon exercise, the option price is to be paid in full in cash; however, the Committee can determine at any time prior to exercise of an option, that additional forms of payment will be permitted. To the extent permitted by the Committee and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised (i) in Common Stock owned by the option holder having a Fair Market Value on the date of exercise equal to the aggregate option price, or in a combination of cash and stock; provided, however, that payment in stock shall not be made unless such stock shall have been owned by the option holder for a period of at least six months prior thereto (or any shorter period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes); or (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker designated by the Corporation, all in accordance with the regulations of the Federal Reserve Board, to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

     In lieu of requiring an option holder to pay cash or stock and to receive in turn certificates for shares of Common Stock upon the exercise of an option, if the option so provides, the Committee may elect to require the option holder to surrender the option to the Corporation for cancellation as to all or any portion of the number of shares covered by the intended exercise and receive in exchange for such surrender a payment, at the election of the Committee, in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, equivalent to the appreciated value of the shares covered by the option surrendered for cancellation. Such appreciated value shall be the difference between the option price of such shares (as adjusted pursuant to Section 10) and the Fair Market Value of such shares, which shall for this purpose be determined by the Committee taking into consideration all relevant factors, but which shall not be less than the Fair Market Value of such shares on the date on which the option holder's notice of exercise is received by the Corporation. Upon delivery to the Corporation of a notice of exercise of option, the Committee may avail itself of its right to require the option holder to surrender the option to the Corporation for cancellation as to shares covered by such intended exercise. The Committee's right of election shall expire, if not exercised, at the close of business on the fifth business day following the delivery to the Corporation of such notice. Should the Committee not exercise such right of election, the delivery of the aforesaid notice of exercise shall constitute an exercise by the option holder of the option to the extent therein set forth, and payment for the shares covered by such exercise shall become due immediately.

     (c) In the event that a Participant's services for the Corporation or one of its subsidiaries shall cease and the termination of such individual's service is for cause, the option shall automatically terminate upon first notification to the option holder of such termination of services, unless the Committee determines otherwise, and such option shall automatically terminate upon the date of such termination of services for all shares which were not purchasable upon such date. For purposes of this Section 7(c), "cause" is defined as a determination by the Committee that the option holder (i) has committed a felony, (ii) has engaged in an act or acts of deliberate and intentional dishonesty resulting or intended to result directly or indirectly in improper material gain to or personal enrichment of the individual at the Corporation's expense, or (iii) has willfully disobeyed the Corporation's appropriate rules, instructions or orders, and such willful disobeyance has continued for a period of 10 days following notice thereof from the Corporation.

     In the event of the termination of the services of the holder of an option because of Retirement, Early Retirement at the Corporation's request or Disability, he may (unless such option shall have been previously terminated pursuant to the provisions of the preceding paragraph or unless otherwise provided in his option grant) exercise such option at any time prior to the expiration of the option, (i) in the event of Disability or Retirement, to the extent of the number of shares covered by such option, whether or not such shares had become purchasable by him at the date of the termination of his services and (ii) in the event of Early Retirement at the Corporation's request, to the extent of the number of shares covered by such option at such time or times as such option becomes purchasable by him in accordance with its terms.

     In the event of the death of an individual to whom an option has been granted under the Plan, while he is performing services for the Corporation or a subsidiary, the option theretofore granted to him (unless his option shall have been previously terminated pursuant to the provisions of this Section 7(c) or unless otherwise provided in his option grant) may, subject to the limitations described in Section 7(f), be exercised by his Designated Beneficiary, by his legatee or legatees of the option under his last will, or by his personal representatives or distributees, at any time within a period of one year after his death, but not after the expiration of the option, to the extent of the remaining shares covered by his option whether or not such shares had become purchasable by such an individual at the date of his death. In the event of the death of an individual (i) during the 30-day period, or the 90-day period, as applicable, following termination of his services or (ii) following termination of his services by reason of Retirement, Early Retirement at the Corporation's request or Disability, then the option (if not previously terminated pursuant to the provisions of this Section 7(c)) may be exercised during the one-year period following termination of his services or during the remaining term of the option, respectively, but not after the expiration of the option, by his Designated Beneficiary, by his legatee under his last will, or by his personal representative or distributee, but only to the extent of the number of shares purchasable by such Participant pursuant to the provisions of Section 7(d) at the date of termination of his services.

     In the event of the termination of the services of the holder of an option, other than by reason of Retirement, Early Retirement at the Corporation's request, Disability or death, he may (unless his option shall have been previously terminated pursuant to the provisions of this Section 7(c) or unless otherwise provided in his option grant) exercise his option at any time within 30 days after such termination, if such option was granted prior to February 8, 2001, or within 90 days after such termination, if such option was granted on or after February 8, 2001, or such longer period as determined by the Committee, but not after the expiration of the option, to the extent of the number of shares covered by his option which were purchasable by him at the date of the termination of his services, and such option shall automatically terminate upon the date of such termination of services for all shares which were not purchasable upon such date.

     (d) Notwithstanding the foregoing provisions, the Committee may determine, in its sole discretion, in the case of any termination of services, that the holder of an option may exercise such option to the extent of some or all of the remaining shares covered thereby whether or not such shares had become purchasable by such an individual at the date of the termination of his services and may exercise such option at any time prior to the expiration of the original term of the option. Options granted under the Plan shall not be affected by any change of relationship with the Corporation so long as the holder continues to be an employee, consultant or independent contractor of the Corporation or of a subsidiary. The Committee, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Corporation or any other person or interfere in any way with the right of the Corporation or any other person to terminate his employment or other services at any time.

     (e) The date of grant of an option pursuant to the Plan shall be the date specified by the Committee at the time it grants such option, provided that such date shall not be prior to the date of such action by the Committee and that the price shall be determined in accordance with Section 7(a) on such date. The Committee shall promptly notify a grantee of an award and a written option grant shall promptly be duly executed and delivered by or on behalf of the Corporation.

     (f) Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any option agreement or in the Plan, in the event of a Change in Control, each option outstanding under the Plan shall thereupon become exercisable at any time during the remaining term of the option, but not after the term of the option, to the extent of the number of shares covered by the option, whether or not such shares had become purchasable by the Participant thereunder immediately prior to such Change in Control, by the holder of the option.

     (g) Anything in the Plan to the contrary notwithstanding, during the 90-day period from and after a Change in Control (x) an optionee (other than an optionee who initiated a Change in Control in a capacity other than as an officer or a director of the Corporation) who is an executive officer or a director of the Corporation (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to an option that was granted at least six months prior to the date of exercise pursuant to this sentence and is unaccompanied by a stock appreciation right and
(y) any other optionee who is not an executive officer or a director with respect to an option that is unaccompanied by a stock appreciation right shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full purchase price of the shares of Common Stock being purchased under the option and by giving written notice to the Corporation, to elect (within such 90-day period) to surrender all or part of the option to the Corporation and to receive in cash an amount equal to the amount by which the amount determined pursuant to Section 7(h) hereof on the date of exercise (determined as if the optionee had exercised a limited stock appreciation right on such date) shall exceed the purchase price per share under the option multiplied by the number of shares of Common Stock granted under the stock option as to which the right granted by this sentence shall have been exercised. Such written notice shall specify the optionee's election to purchase shares granted under the option or to receive the cash payment referred to in the immediately preceding sentence.

     (h) For the purpose of determining the amount payable under Section 7(g) hereof, the fair market value of the Common Stock will be equal to the higher of
(a) the highest Fair Market Value of the Common Stock during the 90-day period ending on the date the limited stock appreciation right is exercised and (b) whichever of the following is applicable:

                  (1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 calendar days preceding the exercise of the limited right;

                  (2) the fixed or formula price for the acquisition of shares of Common Stock in a merger or similar agreement approved by the Corporation's shareholders or Board, if such price is determinable on the date of exercise; and

                  (3) the highest price per share paid to any shareholder of the Corporation in a transaction or group of transactions giving rise to the exercisability of the limited right.

     (i) Notwithstanding the foregoing provisions, the optionee's employment or other contract with the Corporation may provide that upon termination of his employment or other services for other than cause or for "good reason" (as defined in his contract), all stock options shall become immediately exercisable.

8.   Withholding Taxes

     In connection with the transfer of shares of Common Stock as a result of the exercise of an option, the Corporation (a) shall not issue a certificate for such shares until it has received payment from the Participant of any Withholding Tax in cash or by the retention or acceptance upon delivery thereof by the Participant of shares of Common Stock sufficient in Fair Market Value to cover the amount of such Withholding Tax and (b) shall have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover any Withholding Tax. The Corporation shall have the right to withhold from any cash amounts due from the Corporation to the award recipient pursuant to the Plan an amount equal to the Withholding Tax. In either case, the Corporation shall make payment (or reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the Participant. For purposes of this Section 8, the value of shares of Common Stock so retained or surrendered shall be equal to the Fair Market Value of such shares on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Corporation.

     Notwithstanding the foregoing, the Participant may elect, subject to approval by the Committee, to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Corporation with funds sufficient to enable the Corporation to pay such Withholding Tax or by having the Corporation retain or accept upon delivery thereof by the Participant shares of Common Stock sufficient in Fair Market Value to cover the amount of such Withholding Tax. Each election by a Participant to have shares retained or to deliver shares for this purpose must be in writing and made on or prior to the Tax Date.

9.   Transferability and Ownership Rights of Options

     No option granted under the Plan shall be transferable otherwise than pursuant to the designation of a Designated Beneficiary or by will, descent or distribution, and an option may be exercised, during the lifetime of the holder thereof, only by him. The holder of an option shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of such holder on the transfer books of the Corporation.

10.  Adjustments Upon Changes in Capitalization

     Except as otherwise provided in Section 7(f), in the event of any changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to shareholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate, in the number and class of shares or rights subject to options and the exercise prices of the options. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted shall be appropriately adjusted by the Committee.

11.  Amendment and Termination

     Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no grants of options shall be made after, December 11, 2008; provided, however, that such termination shall have no effect on grants of options made prior thereto. The Board of Directors of the Corporation may terminate the Plan, or modify or amend the Plan in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects; provided, however, that as specified in Section 7(a) of the Plan, any amendment or repeal of the applicable provisions of such Section requires the affirmative vote of the holders of a majority of shares of the Corporation present at a duly convened shareholders' meeting in person or by proxy and entitled to vote thereon. The amendment or termination of the Plan shall not, without the consent of the recipient of any award under the Plan, alter or impair any rights or obligations under any award theretofore granted under the Plan.

12.  Effectiveness of the Plan

     The Plan shall become effective on December 11, 1998. The Committee may in its discretion authorize the granting of options, the issuance or exercise of which shall be expressly subject to the condition that a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall have become effective.

     Adopted by the Board on December 11, 1998. Plan amended and restated by the Board on May 6, 1999, July 27, 2000, February 8, 2001, April 24, 2001, and on September 6, 2001.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
                                  SUMMARY PAGE

                                                                                                    Date of
Date of                                                                                             Shareholder
Board Action                 Action                       Section/Effect of Amendment               Approval
December 11, 1998            Initial Plan Adoption                                                  Not required

May 6, 1999                  Amendment and Restatement    Various Sections amended.                 Not required
                             of Plan

July 27, 2000                Amendment and Restatement    Section 3, Stock Subject to Plan - the    Not required
                             of Plan                      number of shares of common stock
                                                          reserved for issuance under the Plan
                                                          was increased from 600,000 shares to
                                                          1,000,000 shares of common stock

February 8, 2001             Amendment and Restatement    Section 3, Stock Subject to Plan - the    Not required
                             of Plan                      number of shares of common stock
                                                          reserved for issuance under the
                                                          Plan was increased from
                                                          1,000,000 shares to 1,500,000 shares of
                                                          common stock.

                                                          Section 7(c), Option Grants - certain
                                                          options granted on or after February 8,
                                                          2001, may be exercised for a 90-day
                                                          period after termination.

April 24, 2001               Amendment and Restatement    Section 6, Eligibility - clarification    Not required
                             of Plan                      of the meaning of the term "executive
                                                          officers."

                                                          Section 7(g) - certain references to
                                                          "officer" changed to "executive officer."

September 6, 2001            Amendment and Restatement    Sections 7(a) and 11 amended to provide   Not required.
                             of Plan                      that stock options cannot be granted
                                                          with an exercise price that is less than
                                                          100% of fair market value on the date of
                                                          grant and that the exercise price of any

                                                                                                        Date of
Date of                                                                                                 Shareholder
Board Action                 Action                       Section/Effect of Amendment                   Approval
                                                          stock option cannot be reduced without
                                                          the approval of the shareholders. These
                                                          amendment were made in accordance with the
                                                          terms of that certain Share Purchase
                                                          Agreement dated August 8, 2001, among
                                                          SonoSite, Inc. and the purchasers named on
                                                          Schedule A thereto.